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                            COLLATERAL THERAPEUTICS, INC.
                        EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                               ENROLLMENT/CHANGE FORM

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              Action                                              Complete Sections:
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SECTION 1:     / /  New Enrollment                                2, 3, 7 AND sign attached

 ACTIONS                                                                   Stock Purchase Agreement
               / /  Payroll Deduction Change                      2, 4, 7
               / /  Terminate Payroll Deductions                  2, 5, 7
               / /  Leave of Absence                              2, 6, 7

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SECTION 2:    Name

PERSONNEL        --------------------------------------------------------------------------------
DATA                 Last            First             MI                  Dept.

              Home Address
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                                                       Street

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                    City                   State                     Zip Code

              Social Security #:  / / / / / / - / / / / - / / / / / / / /

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SECTION 3:    Effective with the Purchase

NEW           Interval Beginning:                                    Payroll Deduction Amount:  _____% of base salary*
ENROLLMENT    / /  February 1, 199_
              / /  August 1, 199_                                    * Must be a multiple of 1% up to a maximum of 10% of
                                                                     base salary
              / /  Initial Offering Period

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SECTION 4:    Effective with the                                     I authorize the following new level of payroll

PAYROLL       Pay Period Beginning:  ______________________________  deduction: % of base salary*
DEDUCTION                             Month, Day and Year
CHANGE                                                               * Must be a multiple of 1% up to a maximum of 10% of
                                                                     base salary
              NOTE:     You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as soon as possible following the filing of the change form.  You may increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (February 1 or August 1).

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SECTION 5:     Effective with the                                    Your election to terminate your payroll deductions for the

TERMINATE      Pay Period Beginning:  __________________________     balance of the offering period cannot be changed, and
PAYROLL                                  Month, Day and Year         you may not rejoin the offering period at a later date.  You
DEDUCTIONS                                                           will not be able to resume participation in the ESPP until the start of the next offering period.

               In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current purchase interval:

               / /  Purchase shares of Collateral Therapeutics, Inc. on next scheduled purchase date
                            OR
               / /  Refund ESPP payroll deductions collected

     NOTE:     If your employment terminates for any reason or your eligibility status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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SECTION 6:     In connection with my leave of absence, I elect the following action with respect to my ESPP payroll deductions to date:
LEAVE OF
ABSENCE

               / /  Purchase shares of Collateral Therapeutics, Inc. on next scheduled purchase date
                              OR
               / /  Refund ESPP payroll deductions collected

     NOTE:     If you take an unpaid leave of absence, your payroll deductions will immediately cease.  If you return to active status within 90 days after the start of your leave, your payroll deductions will at that time automatically resume at the rate in effect for you when your leave began.
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SECTION 7:

AUTHORIZATION



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        Date                                                                                        Signature of Employee


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